Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

OvaScience Appoints Alison Lawton to Chief Operating Officer

CAMBRIDGE, Mass. — January 2, 2013 — OvaScienceSM, (OTC: OVSC), a life sciences company focused on the discovery, development and commercialization of new treatments for infertility, announced today the appointment of Alison Lawton to Chief Operating Officer.  In conjunction with this appointment, the Company’s current Chief Operating Officer, Christopher Bleck, will assume the role of Chief Commercial Officer, leading Sales and Marketing.

“We are pleased to welcome Alison and believe that her extensive experience in directing global operations for Sanofi Biosurgery will enable her to make significant contributions to OvaScience as we prepare for commercialization in 2014,” said Michelle Dipp, M.D., Ph.D., Chief Executive Officer of OvaScience. Alison’s leadership of the autologous cell therapy business, including regulatory affairs, manufacturing and commercial in the U.S. and abroad, will be important to OvaScience’s continued development of multiple therapies for infertility.”

Ms. Lawton joins OvaScience from Sanofi Biosurgery (formerly Genzyme Biosurgery), where she was Senior Vice President and General Manager, responsible for three separate franchises, including surgical, cell therapy and regenerative medicine, and orthopedics.  She has more than 28 years of global pharmaceutical and biotechnology experience, including 21 years at Genzyme Corporation and seven years in the U.K. at Warner-Lambert/Parke-Davis. Prior to Genzyme Biosurgery, Ms. Lawton was Senior Vice President of Global Market Access for Genzyme, which involved leadership across several of Genzyme’s global functional organizations including regulatory affairs and corporate quality systems, policy programs, health outcomes and strategic pricing, patient safety and risk management, and biomedical process excellence and training. She served two terms as the industry representative on the U.S. Food and Drug Administration (FDA) Cell & Gene Therapy Advisory Panel, and was past President and Chair of Board of RAPS (Regulatory Affairs Professional Society).  Ms. Lawton is currently a Board member of Cubist Pharmaceuticals and Verastem, Inc. She holds a B.Sc.Hons. in Pharmacology from King’s College London.

“OvaScience’s unique approach to developing next-generation treatments for female infertility has the potential to improve the success of in vitro fertilization and offers new options for patients who are unable to undergo IVF,” said Ms. Lawton.  “I am pleased to be joining a team that has already demonstrated its ability to turn major scientific discoveries into product candidates, and I am excited to be a part of bringing this to patients.”

About OvaScience

OvaScience (OTC: OVSC) is a life sciences company focused on the discovery, development and commercialization of new treatments for infertility. The Company’s patented technology is based on the discovery of egg precursor cells (EggPCSM), which are found in the ovaries. By applying proprietary technology to identify and purify EggPCs, AUGMENTSM aims to improve egg quality and increase the success of in vitro fertilization (IVF). OvaScience’s team of scientists, physicians and advisers includes recognized leaders in the field of reproductive medicine. For more information, please visit www.ovascience.com.

Forward-Looking Statements

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s product candidates, including AUGMENTSM and OvaTureSM. Any statements in this release about our strategy, plans, prospects and future expectations, financial position and operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “aim,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: our expectations regarding the regulatory approvals required for AUGMENT; the science underlying our two product candidates, which is unproven; our ability to obtain, maintain and protect intellectual property utilized by our products;  our ability to obtain additional funding to support our activities; our dependence on third parties; the successful development of, and ability to obtain regulatory approval for, our product candidates; our ability to commercialize our product candidates, including AUGMENT, on the timeline we expect, if at all; competition from others; and our short operating history; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q. The forward-looking statements contained in this presentation reflect our current views with respect to future events. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Contact:

Theresa McNeely

Head of Corporate Communications

OvaScience, Inc.

tmcneely@ovascience.com

617-299-7356